UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 23, 2009

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
10021
1334 York Avenue		(Zip Code)
New York, NY
(Address of principal executive offices)

(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Amendment of William F. Ruprecht Employment Arrangement

     On March 23, 2009, Sotheby’s (the “Company”) and William F. Ruprecht, the Company’s President and Chief Executive Officer, agreed to an amendment (the “Amendment”) of Mr. Ruprecht’s employment arrangement to reduce Mr. Ruprecht’s annual base salary by $100,000, from $700,000 to $600,000, effective April 1, 2009. The Amendment is attached as Exhibit 10.1 to this filing. This salary reduction was initiated by Mr. Ruprecht as part of the Company’s ongoing cost reduction efforts, and he waived his right to receive certain benefits under his employment arrangement as a result of the salary reduction. Mr. Ruprecht’s employment arrangement became effective on March 31, 2006 and will expire on March 31, 2011.

     Mr. Ruprecht’s voluntary salary reduction is consistent with the following steps taken by the Company’s Compensation Committee (the “Committee”), with Mr. Ruprecht’s encouragement, to ensure that Mr. Ruprecht’s compensation in respect of 2008 performance was consistent with the Company’s reduced profitability in 2008:

1.	The Committee decided to award Mr. Ruprecht no cash incentive bonus award for 2008. This compares with Mr. Ruprecht’s cash incentive award of $2,600,000 for 2007.

2.

The Committee decided that Mr. Ruprecht should receive the minimum equity award within the range provided in his employment arrangement, and awarded him restricted stock units having a value of $1,400,000. The comparable award for 2007 was $2,200,000. In 2007 and 2008 the Company also recognized amortized expenses for equity awards granted in other years, which are referenced in the Summary Compensation Table of the Company’s 2009 Proxy Statement.

Executive Officer Salary Reductions; Related Employment Agreement Amendments

     Effective May 1, 2009, as part of the Company’s ongoing cost reduction initiatives, the Committee determined that the annual base salaries of each of the Company’s Named Executive Officers, or NEOs, would be reduced by 10%. The NEOs, who will be named in the Company’s 2009 Proxy Statement, have orally agreed to this salary reduction. Certain NEOs have existing severance or other compensation agreements with the Company that will require a written amendment to effect the salary reduction. To the extent required, the Company will file those amendments once they are finalized.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	10.1	Letter Agreement between Sotheby's and William F. Ruprecht, dated March 23, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President, Corporate
Controller and Chief
Accounting Officer

Date:	March 23, 2009